EXHIBIT 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: August 31, 2017

Medicxi Growth I LP

By: /s/ Alex Di Santo
Name: Alex Di Santo
Title: Director
For and on behalf of
Medicxi Ventures Management (Jersey) Limited as manager of Medicxi Growth I LP

Medicxi Growth Co-Invest I LP

By: /s/ Alex Di Santo
Name: Alex Di Santo
Title: Director
For and on behalf of
Medicxi Ventures Management (Jersey) Limited as manager of Medicxi Growth Co-Invest I LP

Medicxi Growth I GP Limited

By: /s/ Alex Di Santo
Name: Alex Di Santo
Title: Director

Medicxi Ventures Management (Jersey) Limited

By: /s/ Alex Di Santo
Name: Alex Di Santo
Title: Director